Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

November 30, 2016

Hewlett Packard Enterprise Company 3000 Hanover Street Palo Alto, CA 94304

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed, on or about the date hereof, by Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) 343,085 shares (the “2005 Plan Shares”) of the Company’s common stock, $0.01 par value per share (“Company Common Stock”), issuance or reserved for issuance pursuant to the Silicon Graphics International Corp. 2005 Equity Incentive Plan, as Amended (the “2005 Plan”), (ii) 20,287 shares of Company Common Stock (the “2005 Directors’ Plan Shares”), issuable or reserved for issuance pursuant to the Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan (the “2005 Directors’ Plan”), (iii) 128,032 shares of Company Common Stock (the “2006 Plan Shares”), issuable or reserved for issuance pursuant to the Silicon Graphics International Corp. 2006 New Recruit Equity Incentive Plan, as Amended and Restated (the “2006 Plan”), and (iv) 567,924 shares of Company Common Stock (the “2014 Plan Shares,” and collectively with the 2005 Plan Shares, 2005 Directors’ Plan Shares and the 2006 Plan Shares, the “Registered Shares”), issuable or reserved for issuance pursuant to the Silicon Graphics International Corp. 2014 Omnibus Incentive Plan, as Amended (the “2014 Plan,” and collectively with the 2005 Plan, the 2005 Directors’ Plan and the 2006 Plan, the “Plans” and each individually, a “Plan”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined and relied upon the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the Plans and the resolutions adopted by the board of directors of the Company and the special transaction committee of the board of directors of the Company relating to the Registration Statement and the issuance of the Registered Shares pursuant to the Plans. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

November 30, 2016

persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in the manner contemplated by and in accordance with the applicable Plan; and (iii) a certificate in due and proper form representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP